Exhibit 3

                                ESCROW AGREEMENT
                                ----------------

         Escrow Agreement (this "Agreement"), dated as of October 1, 1998, by and among HealthCare Imaging Services, a Delaware corporation (the "Purchaser"), and Echelon MRI, P.C., a New Jersey professional corporation, Mainland Imaging Center, P.C., a New Jersey professional corporation, North Jersey Imaging Management Associates, L.P., a New Jersey limited partnership, Bloomfield Imaging Associates, P.A., a New Jersey professional corporation, and Irving N. Beran, P.A., a New Jersey professional corporation (referred to collectively herein as the "Sellers" and each individually as a "Seller") and Swidler Berlin Shereff Friedman, LLP, as escrow agent (the "Escrow Agent"). Except as otherwise provided herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement (defined below).

         WHEREAS, the Purchaser and the Sellers are parties to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of September 16, 1998, which provides for, among other things, the purchase by the Purchaser of substantially all of the Sellers' assets and properties that pertain to the Facilities;

         WHEREAS, the Purchaser and the Sellers have agreed that certificates evidencing 16.362 shares of Series D Stock, as more fully described on Schedule A annexed hereto (the "Escrow Shares", and together with any dividends and other payments and distributions paid or made in respect of the Escrow Shares, the "Escrow Amount"), each of which shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank by the applicable Seller, shall be held in escrow commencing on the date hereof for the purpose of funding the Accounts Receivable Adjustment and any unpaid tax liabilities of the Sellers to the State of New Jersey that have accrued on or prior to the Closing; and

         WHEREAS, this Agreement, a copy of which is attached as Exhibit 4 to the Asset Purchase Agreement, is intended to reflect and serve as the escrow agreement among the parties hereto with respect to the Escrow Amount.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Appointment. The Purchaser and the Sellers hereby appoint and designate the Escrow Agent, and the Escrow Agent agrees to serve, as escrow agent for the purposes set forth herein.


         2. Escrow. Simultaneously herewith, (a) the Purchaser shall deliver the Escrow Shares to the Escrow Agent to be held in escrow in accordance with the terms and provisions hereof and (b) the Sellers shall duly endorse such certificates, as applicable, or deliver to the Escrow Agent stock powers duly endorsed in blank. All dividends and other payments and distributions paid or made in respect of the Escrow Shares shall be delivered to the Escrow Agent and held in escrow in accordance with the terms and provisions hereof. The Escrow Agent shall make distributions of the Escrow Amount to the Sellers or the Purchaser, as the case may be, only in accordance with the terms and provisions of Section 4 of this Agreement. Any cash portion of the Escrow Amount shall be invested in an interest-bearing money market account. Interest paid with respect to the Escrow Amount shall be paid in accordance with the terms and provisions of Section 4 of this Agreement. Any taxes that shall become due on interest earned in such account shall be borne by the party that receives such interest and shall be timely paid by such party when due.

         3. Voting Rights. Prior to any distribution of the Escrow Shares by the Escrow Agent in accordance with the terms and provisions hereof, each Seller shall be entitled to exercise any and all voting rights pertaining to the Escrow Shares which such Seller has deposited with the Escrow Agent in accordance with the terms hereof and of the Asset Purchase Agreement for any purpose not inconsistent with the terms hereof and in accordance with the terms of the Asset Purchase Agreement (including, without limitation, Section 13.08).

         4. Release of Escrow Amount. The Escrow Agent shall hold the Escrow Amount until it delivers the Escrow Amount as provided in this Section 4.

                  (a) Notification and Action. If, at any time, the Escrow Agent shall receive written instructions executed by the Purchaser and Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers (which instructions may be executed in counterparts) directing it to make distributions out of the Escrow Amount, the Escrow Agent shall deliver the Escrow Amount, or a portion thereof, as directed in such instructions, as promptly as practicable after the Escrow Agent's receipt of such instructions.

                  (b) Conflicting Notification. In the event of conflicting instructions from the Purchaser and Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers, the Escrow Agent shall, in its sole and absolute discretion: (i) continue to hold the Escrow Amount, or the portion thereof, which is the subject of such conflicting instructions until (x) it shall receive a copy of a final and non-appealable court order from a court of competent jurisdiction (in form and substance satisfactory to the Escrow Agent) or (y) written instructions executed by the Purchaser and Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers (which instructions may be executed in counterparts) directing it to deliver the Escrow Amount, or the disputed portion thereof, in accordance with the terms of such court order or written instructions, as the case may be, in which event the Escrow Agent shall deliver such Escrow Amount, or the disputed portion thereof, in accordance therewith, or (ii) at any time after the five (5) day period following the Escrow Agent's receipt of such conflicting instructions, deliver the Escrow Amount into the control of a court of competent jurisdiction, in which event the Escrow Agent shall have no further obligations or responsibilities with respect thereto. Notwithstanding the foregoing, the Escrow Agent shall deliver the Escrow Amount, or a portion thereof, in accordance with

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

         the terms of any written instructions executed by the Purchaser and Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers (which instructions may be executed in counterparts) to the extent that such instructions are received by the Escrow Agent prior to its delivery of the Escrow Amount to a court of competent jurisdiction in accordance with clause (ii) above. Any written instructions delivered to the Escrow Agent by either the Purchaser or Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers, as the case may be, shall be delivered contemporaneously by such delivering party to the other parties hereto.

                  (c) Exchange of Certificates. In the event that any of the certificates representing the Escrow Shares need to be exchanged for a number of certificates evidencing in the aggregate the same number of shares as a result of (i) written instructions to the Escrow Agent executed by the Purchaser and Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers (which instructions may be executed in counterparts) as to the disposition of the Escrow Shares or (ii) a dispute as to a portion of the Escrow Shares, the Purchaser and the Sellers shall take all action necessary to effect such exchange and deliver any such replacement certificates duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

         5. Fees and Expenses. The Escrow Agent shall not be entitled to any fee for acting as such, but shall be reimbursed for any out-of-pocket expenses incurred in connection herewith, including, without limitation, legal fees and expenses, which shall be borne by the Purchaser.

         6. Responsibilities of Escrow Agent. The Escrow Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to its rights, duties, liabilities and immunities:

                  (a) The Escrow Agent makes no representations or warranties and has no responsibilities as to the correctness of any statement contained herein, and the Escrow Agent shall not be required to inquire as to the performance of any obligation under any agreement or document other than this Agreement nor shall the Escrow Agent be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance or to appear in, prosecute or defend any action or legal proceeding in connection herewith.

                  (b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document from any duly authorized agent of any Seller, including, without limitation, Mrs. Phyllis Beran or Dr. Sam Beran as contemplated by this Agreement and/or any duly authorized agent of the Purchaser, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained and what it purports to be. The Escrow Agent shall be entitled to rely upon any certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. The Escrow Agent may act or fail to act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it, without independent investigation, to be genuine and may assume that any person purporting to give notice or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (c) The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Escrow Amount and hold it subject to release, in accordance with the written instructions of the Purchaser and Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers or as otherwise provided for herein, and the Escrow Agent shall be under no duty to determine whether the Purchaser and the Sellers are complying with the requirements of the Asset Purchase Agreement or any other agreement or document. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein and shall neither be obligated to recognize nor have any liability or responsibility arising under any other agreement to which the Escrow Agent is not a party, even though reference thereto may be made herein. The Escrow Agent shall not be required to inquire as to the performance of any obligation under any agreement or document, including, without limitation, the Asset Purchase Agreement or any agreements or documents referred to herein or therein nor shall the Escrow Agent be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance or to appear in, prosecute or defend any action or legal proceeding in connection herewith.

                  (d) The Escrow Agent does not have any interest in the Escrow Amount, but is serving as escrow holder only and has only possession thereof.

                  (e) The Escrow Agent shall not be liable for any error of judgment, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except as may result from its own gross negligence or willful misconduct.

                  (f) The Purchaser agrees to indemnify the Escrow Agent against and save it harmless from any and all claims, liabilities, costs, payments and expenses, including reasonable fees and expenses of counsel either paid to retained attorneys (who may be selected by the Escrow Agent) or amounts representing the fair value of legal services rendered to itself, incurred as a result of or in connection with the performance of this Agreement, except as a result of the Escrow Agent's own gross negligence or willful misconduct.

                  (g) The duties of the Escrow Agent hereunder are solely ministerial in nature,


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


         and the Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any other agreement or document. The Purchaser and the Sellers acknowledge that the Escrow Agent, from time to time, has served as counsel to the Purchaser including, without limitation, in connection with the negotiation, execution and delivery of the Asset Purchase Agreement and the other agreements and documents contemplated thereby. The participation of Swidler Berlin Shereff Friedman, LLP as Escrow Agent is being undertaken as an accommodation to the parties hereto and shall in no way hinder or limit the present or future ability of Swidler Berlin Shereff Friedman, LLP to act as counsel to the Purchaser with respect to any matter including, but not limited to, disputes between and/or among the Purchaser, the Sellers and any stockholder of the Sellers arising from the Asset Purchase Agreement or with regard to this Agreement; provided, however, that such representation shall not affect the Escrow Agent's obligations hereunder and shall be at the cost and expense of the Purchaser.

                  (h) In case any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon under any order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other writ, order, judgment or decree shall be entered or issued by any court affecting such property, or any part thereof, or any act of the Escrow Agent, the Escrow Agent is hereby expressly authorized to use its sole discretion to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in case the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any person, firm or corporation by reason of such compliance notwithstanding the fact that such writ, order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  (i) The Escrow Agent may, at any time, resign by providing written notice to each of the other parties hereto and depositing the Escrow Amount with a successor escrow agent designated jointly by the Purchaser and Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers. Upon receipt of the Escrow Agent's resignation, the Purchaser and Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers shall promptly appoint a successor escrow agent. If no successor shall have been appointed within ten (10) days after the mailing of notice of resignation by the Escrow Agent, the Escrow Agent shall be entitled to deposit any or all of the Escrow Amount with a court of competent jurisdiction.

         7. Amendment and Termination. This Agreement may be amended or terminated only by a writing signed by the Escrow Agent, the Purchaser and Mrs. Phyllis Beran or Dr. Sam Beran on behalf of the Sellers. Once the Escrow Amount has been distributed, this Agreement shall terminate and the Escrow Agent shall have no further duties or responsibilities hereunder; provided, however, that the exculpatory and indemnification provisions of Section 6 shall survive termination.

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

         8. Interpleading. Notwithstanding anything to the contrary herein, at any time the Escrow Agent shall have the right, in its sole discretion, to deposit the Escrow Amount with a court having competent jurisdiction, in which event the Escrow Agent shall give written notice of such deposit to each of the other parties hereto. Upon such deposit, the Escrow Agent shall be relieved and discharged of all further duties and responsibilities with respect to the Escrow Amount.

         9. Notices and Addresses. Any notice, demand, request, waiver or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by telecopy; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

                  If to the Sellers, to:

                  Phyllis Beran

                           with a copy to:

                           Steven Dubow, Esq.
                           Blank Rome Comisky & McCauley LLP
                           One Logan Square
                           Philadelphia, Pennsylvania  19103-6698
                           Fax: (215) 569-5628

                  If to the Purchaser, to:

                  Elliott H. Vernon, Esq.
                  HealthCare Imaging Services, Inc.
                  200 Schulz Drive
                  Red Bank, New Jersey  07701
                  Fax:  (732) 224-9362



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                           with a copy to:

                           Scott M. Zimmerman, Esq.
                           Swidler Berlin Shereff Friedman, LLP
                           919 Third Avenue
                           New York, New York 10022
                           Fax: (212) 758-9526

                  If to the Escrow Agent, to:

                  Scott M. Zimmerman, Esq.
                  Swidler Berlin Shereff Friedman, LLP
                  919 Third Avenue
                  New York, New York 10022
                  Fax: (212) 758-9526

         10. Miscellaneous. This Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by each of them and their respective permitted successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

         11. Governing Law: Forum; Process. This Agreement shall be construed in accordance with, and governed by, the Laws of the State of New York as applied to contracts made and to be performed entirely in the State of New York without regard to principles of conflicts of Law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.



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



         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                    HEALTHCARE IMAGING SERVICES, INC.
                                            /s/ Elliott A. Vernon
                                    By: ___________________________
                                            Name: Elliott A. Vernon
                                            Title: CHM/CEO

                                    ECHELON MRI, P.C.
                                            /s/ Samuel J. Beran
                                    By: ___________________________
                                            Name: Samuel J. Beran
                                            Title: President

                                    MAINLAND IMAGING CENTER, P.C.
                                            /s/ Samuel J. Beran
                                    By: ___________________________
                                            Name: Samuel J. Beran
                                            Title: President

                                    NORTH JERSEY IMAGING MANAGEMENT
                                    ASSOCIATES, L.P.
                                            /s/ Samuel J. Beran
                                    By: ___________________________
                                            Name: Samuel J. Beran
                                            Title: President

                                    BLOOMFIELD IMAGING ASSOCIATES, P.A.
                                            /s/ Samuel J. Beran
                                    By: ___________________________
                                            Name: Samuel J. Beran
                                            Title: President

                                    IRVING N. BERAN, M.D., P.A.
                                            /s/ Samuel J. Beran
                                    By: ___________________________
                                            Name: Samuel J. Beran
                                            Title: President

                                    SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                            as Escrow Agent
                                            /s/Scott M. Zimmerman
                                    By:____________________________
                                            Scott M. Zimmerman, a Partner


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

                            SCHEDULE A--Escrow Shares
                            -------------------------

Certificate No.            Name                                                          Number of Shares
---------------            ----                                                          ----------------

D-11                       Echelon MRI, P.C.                                                   8.508

D-12                       Mainland Imaging Center, P.C.                                         1.8

D-13                       North Jersey Imaging Management Associates, L.P.                    4.418

D-14                       Bloomfield Imaging Associates, P.A.                                 1.145

D-15                       Irving N. Beran, P.A.                                               0.491








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